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December 4, 1995

PaineWebber/Kidder, Peabody
  Cash Reserve Fund, Inc.
1285 Avenue of the Americas
New York, New York 10019

Re:  Registration Statement on Form N-14

Ladies and Gentlemen:

You have requested our opinion as to the federal income tax treatment of the reorganization contemplated by the Agreement and Plan of Reorganization and Dissolution, substantially in the form included as Appendix B to the Registration Statement on Form N-14 of PaineWebber RMA Money Fund, Inc., the initial filing of which will be made with the Securities and Exchange Commission on or about the date hereof, (the "Registration Statement"), between PaineWebber/Kidder, Peabody Cash Reserve Fund, Inc., a Maryland corporation (the "Acquired Fund"), and PaineWebber RMA Money Market Portfolio (the "Acquiring Fund"), a series of PaineWebber RMA Money Fund, Inc., a Maryland corporation.

In rendering this opinion, we have examined the Agreement and Plan of Reorganization and Dissolution, the Registration Statement, and such other documents as we have deemed necessary or relevant for the purpose of this opinion. In issuing this opinion, we have relied, exclusively and without independent verification, on the representations set forth in the Agreement and Plan of Reorganization and Dissolution. As to various questions of fact material to this opinion, where relevant facts were not independently established by us, we have relied upon statements of, and written information provided by, representatives of the Acquired Fund and the Acquiring Fund. We have examined such matters of law as we have deemed necessary or appropriate for the purpose of this opinion. We note that this opinion is based on our

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PaineWebber/Kidder, Peabody
 Cash Reserve Fund, Inc.
December 4, 1995
Page 2

examination of such law, our review of the documents described above, the representations in the Agreement and Plan of Reorganization and Dissolution, the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations, published rulings and announcements thereunder, and the judicial interpretations thereof currently in effect. Any change in applicable law or any of the facts and circumstances described in the Registration Statement, or inaccuracy of any representations on which we have relied, may affect the continuing validity of this opinion.


Capitalized terms not defined herein have the respective meanings given such terms in the Agreement and Plan of Reorganization and Dissolution.

You have advised us that the Acquired Fund and the Acquiring Fund intend to report the federal income tax consequences of the Reorganization as follows:

         (a) The Acquiring Fund's acquisition of the Assets in exchange for Acquiring Fund Shares and the Acquiring Fund's assumption of the Liabilities, followed by the Acquired Fund's distribution of those Acquiring Fund Shares to the Shareholders constructively in exchange for the Shareholders' Acquired Fund Shares, will constitute a taxable sale of assets by the Acquired Fund to the Acquiring Fund followed by a liquidating distribution to the Shareholders;

         (b) The Acquired Fund may recognize gain or loss on the transfer of the Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the Acquiring Fund's assumption of the Liabilities, depending upon whether the Acquired Fund's aggregate tax basis for the Assets is less than, equals, or exceeds the sum of the fair value of the Acquiring Fund Shares received by the Acquired Fund and the amount of the Liabilities assumed by the Acquiring Fund;

         (c) Except to the extent the Acquiring Fund Shares appreciate or depreciate in value in the Acquired Fund's hands prior to the distribution thereof to the Shareholders, the Acquired Fund will

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PaineWebber/Kidder, Peabody
 Cash Reserve Fund, Inc.
December 4, 1995
Page 3

not recognize gain or loss on the subsequent distribution of Acquiring Fund Shares to the Shareholders in constructive exchange for their Acquired Fund Shares;

         (d) The Acquiring Fund will not recognize gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities;

         (e) The Acquiring Fund's aggregate tax basis for the Assets will be equal to the sum of the fair value of the Acquiring Fund
Shares exchanged therefor plus the Liabilities assumed by the Acquiring Fund, and the Acquiring Fund's holding period for the Assets will begin on the day after the Closing Date;

         (f) A Shareholder may recognize gain or loss on the constructive exchange of its Acquired Fund Shares for Acquiring
Fund Shares pursuant to the Reorganization, depending upon whether the Shareholder's tax basis for its Acquired Fund Shares is less than, equals, or exceeds the fair value of the Acquiring Fund
Shares received in exchange therefor; and

         (g) A Shareholder's basis for the Acquiring Fund Shares to be received by it in the Reorganization will be the fair value for such shares on the date of distribution, and its holding period for those Acquiring Fund Shares will begin on the day after the Closing
Date.

Subject to the qualifications and caveats expressed above, it is our opinion that the treatment of the Reorganization and the collateral tax consequences resulting therefrom as described above are warranted in existing law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus/Proxy Statement included in the Registration Statement, and to the filing of this opinion as an exhibit to any Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Fund or any distributor or dealer in connection with the registration and qualification of Acquiring Fund Shares under the securities laws of

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PaineWebber/Kidder, Peabody
 Cash Reserve Fund, Inc.
December 4, 1995
Page 4

any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STROOCK & STROOCK & LAVAN